UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: May 7, 2002
                        COMMISSION FILE NUMBER: 333-30914


                                 XTREME WEBWORKS
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

           Nevada                                       88-0394012
----------------------------------------            --------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

  8100 West Sahara Avenue, Suite 200
      Las Vegas, Nevada                                   89117
----------------------------------------            --------------------
(Address of principal executive offices)                (Zip Code)

                                       N/A
         ----------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report.)

Item 2. Aquisition
-----------------
On April 25, 2002, Xtreme Webworks signed a Letter of Intent to acquire Waste Renewal Systems, Inc. a privately held Nevada corporation. A copy of the Letter of Intent is filed as an exhibit herewith.

EXHIBITS

Letter of Intent

Personal & Confidential

April 22, 2002

Attention: Mr. Clayton Kass

Dear Mr. Kass:

   This letter sets forth our mutual understanding regarding the exchange of five (5) million shares of Xtreme Companies, Inc.'s Rule 144 restricted stock for five million shares of Waste Renewal Systems, Inc.'s Rule 144 restricted stock. This transaction will be subject to (a)the negotiation and execution of a definitive agreement containing appropriate representations and warranties, as well as customary covenants and conditions,and(b)due diligence requirements. The agreement will provide that:

1. The exchange of shares shall be distributed as directed upon the signing of the final agreement and as a condition precedent to the effectiveness of this agreement. The shares to be distributed at the final signing of the agreements by and between Xtreme Webworks pending a change of name to Xtreme Companies, Inc. and Waste Renewal Systems,Inc.

2. The formal agreement is to be signed on or prior to April 30, 2002.

3. The formal agreement will require the proper agreements to cover all of the descriptions of products with exhibits, including intellectual properties, pending patents and present information on new processes and up-dated material on each of the three separate intellectual properties to be completed prior to April 23, 2002 date, which may be extended by consent of both parties. This date assumes that the agreements will completely cover all critical and necessary documents files and exhibits by said date above.

4. Upon the signing of this Letter of Intent the following steps should take place:
   a. An announcement by the Board of Directors of Xtreme that the signing of this Letter of Intent has taken place.

   b. Xtreme will report a 5 to 1 stock split.

   c. The Aquisition of Waste Renewal Systems, Inc. will take place and an exchange of stock will radify this transaction.

Letter of Intent - between Xtreme Webworks and Waste Renewal Systems

April 22, 2002

5. The two companies will attempt to complete the transaction as promptly as possible.

6. By executing and returning the copy of this letter, Waste Renewal Systems, Inc. and Xtreme Companies, Inc. agrees that through May 5, 2002, neither they nor their representatives will (a) take any action whatsoever to negotiate, promote, encourage or facilitate (including providing any information to any third party) the purchase of a public vehicle from any party other than none or (b) disclose the transaction proposed in this letter or any of its terms to any party other than on a strictly need-to-know basis. Moreover, if, during that period, Xtreme Companies, Inc. or Waste Renewal Systems, Inc. or any of their affiliates, representatives or agents recieves any solicitation or proposal regarding any such transaction, they will promptly advise the other of that solicitation or proposal.

7. The parties will each bear its respective expenses incurred in connection with the negotiation, preparation and consummation of the contemplated transaction.

8. This letter shall not constitute a binding contract between the parties, but purports to set forth their present intent with respect to the terms proposed to be incorporated in the definitive Agreement.

Please indicate your acceptance and approval of this letter by signing and dating below. Upon receipt of the executed letter of intent, we will begin drafting the Agreement for your review.

Dated on the 22nd day of April 2002.

Accepted By:

Xtreme Webworks                      Waste Renewal Systems, Inc.
By:/S/ Shaun M.Hadley                By:/S/ Clayton H. Kass
   Shaun M. Hadley                      Clayton H. Kass
   President/Director                   President/Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 XTREME WEBWORKS
                                 ---------------
                              (Name of Registrant)



Date:  May 2, 2002                   By:  /s/ SHAUN HADLEY
                                          ----------------
                                              SHAUN HADLEY
                                              PRESIDENT